CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 45 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 21, 1997, relating to the financial statements and financial highlights of The JPM Institutional U.S. Small Company Fund, The JPM Institutional U.S. Equity Fund and The JPM Institutional Disciplined Equity Fund and the financial statements and supplementary data of The U.S. Small Company Portfolio, The U.S. Equity Portfolio and The Disciplined Equity Portfolio appearing in the May 31, 1997 Annual Reports, which is also incorporated by reference into the Registration Statement.

We  also  consent  to the  references  to us  under  the  headings  "Independent
Accountants"   and  "Financial   Statements"  in  the  Statement  of  Additional
Information.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 29, 1997